Exhibit 10.5

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of July 4, 2022, is made by and among Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company (which shall deregister in the Cayman Islands and domesticate as a Delaware corporation prior to the Closing) (“Parent”), Orchestra BioMed, Inc., a Delaware corporation (the “Company”), and the undersigned holder of Company Capital Stock (“Holder”). Parent, the Company and Holder shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent, the Company and HSAC Olympus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), shall enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, Holder is the record and beneficial owner of all of the issued and outstanding shares of Company Capital Stock set forth on its signature page hereto; and

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement concurrently with the execution and delivery of the Merger Agreement by the parties thereto, pursuant to which, among other things, Holder will vote in favor of approval of (i) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby, and (ii) if applicable, approval of the conversion of issued and outstanding shares of Series A Preferred Stock immediately prior to consummation of the Merger (collectively, the “Company Proposals”).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.         Agreement to Vote. Holder hereby irrevocably and unconditionally agrees (a) to vote at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting however called and including any adjournment or postponement thereof), and in any action by written resolution of the stockholders of the Company, all of Holder’s shares of Company Capital Stock and any other equity securities of the Company that Holder holds of record or beneficially as of the date of this Agreement or acquires record or beneficial ownership after the date hereof, including any securities convertible into or exercisable or exchangeable for shares of Company Capital Stock (collectively, the “Subject Company Equity Securities”), (i) in favor of the Company Proposals; (ii) to authorize and approve any amendment or amendments to the Company Certificate of Incorporation or other organizational documents of the Company that are reasonably necessary for purposes of effecting the transactions contemplated by the Merger Agreement and (iii) against, and withhold consent with respect to, (A) any change in the business, management or board of directors of the Company (other than in connection with the Merger Agreement and the Transactions) and (B) any other matter, action or proposal that would reasonably be expected to (x) result in a breach of any of the Company’s covenants, agreements or obligations under the Merger Agreement, (y) result in any of the conditions to the Closing set forth in Section 10.1 or Section 10.2 of the Merger Agreement not being satisfied or (z) impede, frustrate, prevent or nullify any provision of this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby; and (b) if a meeting is held in respect of the matters set forth in clause (a), to appear at the meeting, in person or by proxy, or otherwise cause all of Holder’s Subject Company Equity Securities to be counted as present thereat for purposes of establishing a quorum.

2.           Transfer of Shares. Holder hereby agrees that it shall not (a) sell, assign, transfer (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of or otherwise encumber any of its Subject Company Equity Securities or otherwise enter into any contract, option or other arrangement or undertaking to do any of the foregoing, (b) deposit any of its Subject Company Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject Company Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, (d) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder or (e) publicly announce any intention to effect any transaction specified in clause (a) through (d).

3.           Other Covenants.

(a)       Holder hereby agrees not to commence or participate in any claim, derivative or otherwise, against the Company, Parent or any of their respective Affiliates (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with this Agreement, the Company Proposals, the Merger Agreement or the transactions contemplated thereby.

(b)       Holder acknowledges and agrees that the Company and Parent are entering into the Merger Agreement in reliance upon Holder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for Holder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement the Company and Parent would not have entered into, or agreed to consummate the transactions contemplated by, the Merger Agreement.

4.           Representations and Warranties. Holder represents and warrants to the Company and Parent as follows: (a) this Agreement has been duly executed and delivered by Holder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Holder, enforceable against Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (b) the execution and delivery of this Agreement by Holder does not, and the performance by Holder of his, her or its obligations hereunder will not, (i) if Holder is not an individual, conflict with or result in a violation of the organizational documents of Holder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon Holder or Holder’s Subject Company Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Holder of its, his or her obligations under this Agreement; (c) Holder has not entered into, and shall not enter into or otherwise amend, any contract or other agreement that would result in the restriction, limitation or interference with the performance of Holder’s obligations hereunder; (d) Holder is the record and beneficial owner of all of its Subject Company Equity Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to (i) this Agreement, (ii) the Company Certificate of Incorporation, (iii) the Merger Agreement, (iv) that certain Voting Agreement, dated May 31, 2018, by and among the Company and the stockholders signatory thereto or (v) any applicable securities Laws; (e) Holder is sophisticated in financial matters and is able to evaluate the risks and benefits of holding its Subject Company Equity Securities; (f) Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Holder’s own legal counsel, investment and tax advisors; (g) Holder is not relying on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Merger Agreement; (h) there are no Actions pending against Holder or, to the knowledge of Holder, threatened against Holder, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Holder of Holder’s obligations under this Agreement; and (i) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by Holder.

5.           Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and upon the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, and (ii) Sections 5, 6, 7, 8 and 9 shall each survive the termination of this Agreement.

6.           No Recourse. Except for claims pursuant to the Merger Agreement or any other Additional Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Affiliate of the Company or any Affiliate of Parent (other than Holder, on the terms and subject to the conditions set forth herein), and (b) none of the Affiliates of the Company or the Affiliates of Parent (other than Holder, on the terms and subject to the conditions set forth herein) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

7.           Waiver.

(a)       Holder (i) acknowledges that Parent and the Company may possess or have access to material non-public information which has not been communicated to Parent Shareholder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Parent or the Company or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that Parent and the Company are relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

(b)       Holder has read the Final Prospectus of Parent, dated August 3, 2020 (the “Parent Prospectus”), and understands that Parent has established a “trust account,” initially in an amount of at least $160.0 million for the benefit of the “public stockholders” and the underwriters of Parent’s initial public offering and that, except for (i) interest earned on the trust account that may be released to Parent to pay any taxes it incurs, and (ii) interest earned by the trust account that may be released to Parent from time to time to fund Parent’s working capital and general corporate requirements, proceeds in the trust account will not be released until (A) the consummation of a Business Combination (as defined in the Parent Prospectus) or (B) the dissolution and liquidation of Parent if it is unable to consummate a Business Combination within the allotted time. For and in consideration of Parent entering into this Agreement with Holder, each Parent Shareholder hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (other than in connection with redemption rights or the dissolution of Parent) (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent and will not seek recourse against the trust account for any reason whatsoever, other than in connection with redemption rights or the dissolution of Parent.

8.           No Third- Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

9.           Incorporation by Reference. Sections 1.2 (Construction), 12.2 (Amendments; No Waivers; Remedies), 12.6 (No Assignment or Delegation), 12.7 (Governing Law), 12.8 (Counterparts; Facsimile Signatures), 12.9 (Entire Agreement), 12.10 (Severability), 12.15 (Waiver of Jury Trial), 12.16 (Submission to Jurisdiction), and 12.18 (Remedies) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:	/s/ Roderick Wong

	Name:	Roderick Wong, M.D
	Title:	President and Chief Executive Officer

[Signature Page to Support Agreement]

ORCHESTRA BIOMED, INC.

By:	/s/ David Hochman

Name: David Hochman
Title: Chief Executive Officer

[Signature Page to Support Agreement]

HOLDER:

COVIDIEN GROUP S.À.R.L.

By:	/s/ Erik De Gres

Name: Erik De Gres
Title: General Manager

Series A Preferred Stock:

Series B Preferred Stock:

Series B-1 Preferred Stock:

Series D-1 Preferred Stock:

Series D-2 Preferred Stock:
8,602,150

Company Common Stock:

[Signature Page to Support Agreement]